Exhibit 10.11

TERADYNE, INC. 2006 EQUITY AND CASH COMPENSATION INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK UNIT GRANT AND TERMS FOR U.S. RECIPIENTS

Name:

Employee ID:

Supervisor:

In granting restricted stock units, Teradyne, Inc. (“Teradyne”) seeks to provide employees of Teradyne and its subsidiaries with incentive to help drive Teradyne’s future success and to share in the economic benefits of that success. We all look forward to your contributions to that effort.

You have been granted a restricted stock unit award consisting of the right to receive up to xx shares of Teradyne common stock. This grant was approved effective [•] (the “Effective Date”).

This award is subject to the Restricted Stock Unit Terms attached hereto and the terms of the Teradyne, Inc. 2006 Equity and Cash Compensation Incentive Plan (the “Plan”). The shares covered by this award will be delivered over time as described in and subject to the vesting conditions of the Restricted Stock Unit Terms.

The Plan prospectus, consisting of a “Participant Information” document that summarizes the Plan and the complete Plan, is available on “In-Site,” Teradyne’s internal Web site:

http://cms.corp.teradyne.com/insite/FunctionsGroups/GeneralAdministrative/HumanResources/GLOBALPOLICY/

EquityCompensationOptionsRSU%E2%80%99s/index.htm.

Please note that printed versions of the Plan prospectus documents are available to you, at no charge, upon request to the HR Service Center, Teradyne, Inc., 600 Riverpark Drive, North Reading, MA 01864, (978) 370-3041.

TERADYNE, INC

Charles J. Gray
V.P., General Counsel and Secretary

(2016 RSU)

Grant #

RESTRICTED STOCK UNIT TERMS FOR U.S. RECIPIENTS

1. Award Grant, Vesting and Transfer

(a) Award Grant. Teradyne, Inc. hereby grants to the recipient an award (this “Award”) of restricted stock units (the “RSUs”) under the Teradyne, Inc. 2006 Equity and Cash Compensation Incentive Plan (the “Plan”). The RSUs represent the right of the recipient to receive that number of shares of Teradyne common stock set forth in the Notice of Restricted Stock Unit Grant and Terms (the “Notice of Grant”) attached hereto upon satisfaction of the terms set forth in this Agreement. This Award is governed by and subject to the terms of the Plan, the Notice of Grant and this Agreement.

Capitalized terms used but not otherwise defined herein will have the meaning set forth in the Notice of Grant or the Plan. In the event of any inconsistencies or differences between the Plan and these terms, the Plan shall prevail. The terms governing this Award are intended to comply with all applicable laws and regulations.

(b) This Award vests yearly on the anniversary of the Effective Date. None of the RSUs subject to this Award will be vested on the Effective Date. Except as provided in (c) below, 25% of the RSUs granted will vest on the first and each of the three subsequent anniversaries of the Effective Date until the total grant is fully vested on the fourth anniversary of the Effective Date. The Committee shall have the right to accelerate the date that any installment of this Award becomes vested, including, but not limited to events such as disability, death or upon the acquisition of control of Teradyne by another entity.

(c) This Award will not vest further after termination of employment or other business relationship except in limited certain circumstances. This Award will not vest after the recipient’s employment or other business relationship ends, regardless of the reason, provided, however, that if the recipient’s employment or other business relationship with Teradyne or one of its Subsidiaries ends on account of permanent disability or death, the unvested portion of this Award which would have vested under the applicable rule stated in (b) above shall automatically become vested in full on the date of his or her termination of employment or business relationship on account of permanent disability or death.

Employment or another business relationship shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness or military obligations) provided that the period of such leave does not exceed 90 days or, in the case of an employee, if longer, any period during which the employee’s right to reemployment is guaranteed by statute. A bona fide leave of absence with the written approval of the Committee shall not be considered an interruption of employment or other business relationship, provided that such written approval contractually obligates Teradyne or a Subsidiary to continue the employment or other business relationship of the recipient after the approved period of absence.

(d) No rights as stockholder; Issuance. The recipient shall not have any rights as a stockholder in, to or with respect to any shares which may be covered by this Award (including but not limited to the right to vote or to receive dividends) until this Award is settled by issuance of shares to the recipient. All shares issued in respect of this Award will be transferred or issued to the recipient (or his or her estate, in the event of his or her death) as soon as is practicable after the date the RSUs vest but, in any event, within 2 1/2 months following the calendar year in which the RSUs become vested (or any earlier date, after vesting, as required to avoid characterization as non-qualified deferred compensation under Section 409A of the Code). Teradyne will not be required to transfer or issue any shares upon vesting of the RSUs until arrangements satisfactory to it have been made by the recipient to address any Tax-Related Items (as defined in Section 4 below) which might arise by reason of the vesting of the RSUs and/or transfer or issuance of shares.

(e) This Award may not be assigned or transferred. Other than as provided in Section 11(a) of the Plan, this Award is not assignable or transferable (except by will or the laws of descent and distribution).

2. Capital Changes and Business Succession. Section 3(c) of the Plan contains provisions for adjusting (or substituting) the number and class of securities, vesting schedule and other terms of outstanding stock-based awards granted under the Plan if a recapitalization, stock split, merger, or other specified event occurs and the Committee determines that an adjustment (or substitution) is appropriate. In that event, the recipient of this Award will be notified of the adjustment (or substitution), if any, to this Award.

3. Employment or Business Relationship. Granting this Award does not imply any right of continued employment or business relationship with Teradyne or its Subsidiaries, and does not affect the right of the recipient, Teradyne or its Subsidiaries to terminate the recipient’s employment or a business relationship at any time.

4. Tax Obligations.

(a) Responsibility for Taxes. The recipient acknowledges that, regardless of any action taken by Teradyne or, if different, the recipient’s employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the recipient’s participation in the Plan and legally applicable to the recipient (“Tax-Related Items”), is and remains the recipient’s responsibility and may exceed the amount actually withheld by Teradyne or the Employer. The recipient further acknowledges that Teradyne and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Award, including, but not limited to, the grant, vesting or settlement of the RSUs, the subsequent sale of shares acquired pursuant to such settlement and the receipt of any dividends or other distributions, and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of this Award to reduce or eliminate the recipient’s liability for Tax-Related Items or achieve any particular tax result. Further, if the recipient is subject to Tax-Related Items in more than one jurisdiction between the Effective Date and the date of any relevant taxable or tax withholding event, as applicable, the recipient acknowledges that Teradyne and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b) Tax Withholding. Prior to any relevant taxable or tax withholding event, as applicable, the recipient agrees to make adequate arrangements satisfactory to Teradyne and/or the Employer to satisfy all Tax-Related Items. The recipient authorizes Teradyne or its respective agents to satisfy the obligations with regard to all Tax-Related Items by withholding in shares to be issued upon settlement of the RSUs; provided, however, that the total Tax-Related Items withholding where shares are being used to satisfy such tax obligations cannot exceed Teradyne’s minimum statutory withholding obligations. If the obligation for Tax-Related Items is satisfied by withholding in shares, for tax purposes, the recipient is deemed to have been issued the full number of shares subject to the vested RSUs, notwithstanding that a number of the shares are held back solely for the purpose of paying the Tax-Related Items. In the event that such withholding in shares is problematic under applicable tax or securities law or has materially adverse accounting consequences, by the recipient’s acceptance of this Award, the recipient authorizes and directs Teradyne and any brokerage firm determined acceptable to Teradyne to sell on the recipient’s behalf a whole number of shares from those shares issuable to the recipient as Teradyne determines to be appropriate to generate cash proceeds sufficient to satisfy the obligation for Tax-Related Items. If withholding is performed from proceeds from the sale of shares acquired upon vesting of the RSUs, Teradyne shall withhold for Tax-Related Items at minimum applicable rates. Alternatively, Teradyne, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require the recipient to satisfy his or her obligations for Tax-Related Items, in whole or in part (without limitation) by delivery of cash or check to Teradyne or the Employer, or Teradyne or the Employer may withhold from the recipient’s wages or other compensation.

5. Compliance with Laws. Shares to be issued under this Award are currently registered under the United States Securities Act of 1933, as amended. If such registration is not in effect at the time of vesting, the recipient will be required to represent to Teradyne that he or she is acquiring such shares as an investment and not with a view to the sale of those shares. Notwithstanding any other provision of the Plan or the Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the shares of common stock, Teradyne shall not be required to deliver any shares of common stock issuable upon settlement of the RSUs prior to the completion of any registration or qualification of the shares under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the United States Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval Teradyne shall, in its absolute discretion, deem necessary or advisable. The recipient understands that Teradyne is under no obligation to register or qualify the shares with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the shares. Further, the recipient agrees that Teradyne shall have unilateral authority to amend the Plan and the Agreement without the recipient’s consent to the extent necessary to comply with securities or other laws applicable to issuance of shares.

6. Code Section 409A. This Award is intended to be exempt from the application of Section 409A of the Code, and any ambiguities herein will be interpreted to so comply. Teradyne reserves the right, to the extent Teradyne deems necessary or advisable in its sole discretion, to amend or modify the terms of this Award (or the Plan) or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take other actions, including any amendments or actions that would result in a reduction to the benefit payable under this Award, in each case, without the consent of the recipient of the Award, as may be necessary to ensure that all vesting or settlement provided under this Award are made in a manner that complies with Section 409A of the Code or to mitigate any additional tax, interest and/or penalties or other adverse tax consequences that may apply under Section 409A of the Code if compliance is not practical; provided, however, that nothing in this Section 6 creates an obligation on the part of Teradyne to modify the terms of this Award or the Plan. In that light, Teradyne makes no representation that the terms of this Award will comply with Section 409A of the Code or that the settlement under Award will not be subject to taxes, interest and penalties or other adverse tax consequences under Section 409A of the Code. In no event whatsoever shall Teradyne or any of its affiliates be liable to the recipient of this Award or any other party for any additional tax, interest, penalties or other liability that may be imposed on the recipient of this Award by Section 409A of the Code or for any action taken by Teradyne with respect thereto.

7. Governing Law and Venue. The Award and the provisions of this Agreement are governed by, and subject to, the laws of the Commonwealth of Massachusetts, without regard to the conflict of law provisions, as provided in the Plan. For purposes of litigating any dispute that arises under this Award or this Agreement, the parties hereby submit to and consent to the jurisdiction of the Commonwealth of Massachusetts, agree that such litigation shall be conducted in the courts of Middlesex County, or the federal courts for the United States for the District of Massachusetts, where this grant is made and/or to be performed.

8. Electronic Delivery and Acceptance. Teradyne may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The recipient hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by Teradyne or a third party designated by Teradyne.

9. Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

10. Imposition of Other Requirements. Teradyne reserves the right to impose other requirements on the recipient’s participation in the Plan, on the RSUs and on any shares of common stock acquired under the Plan, to the extent Teradyne determines it is necessary or advisable for legal or administrative reasons, and to require the recipient to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

11. Waiver. The recipient acknowledges that a waiver by Teradyne of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the recipient or any other recipient.

12. No Advice Regarding Grant. Teradyne is not providing any tax, legal or financial advice, nor is Teradyne making any recommendations regarding the recipient’s participation in the Plan, or the recipient’s acquisition or sale of the underlying shares of common stock. The recipient is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.